EX.(h)(4)(i)
                          EXPENSE LIMITATION AGREEMENT

         This EXPENSE LIMITATION AGREEMENT is made as of the 31st day of OCTOBER, 2001 by and between MORGAN GRENFELL INVESTMENT TRUST, a Delaware business trust (the "Trust") and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Adviser"), with respect to the following:

         WHEREAS, the Adviser serves as Investment Adviser to the Trust's series set forth on Exhibit A pursuant to Management Contracts dated December 28, 1994 and an Investment Management Contract dated January 30, 1998, and the Adviser serves as the Trust's Administrator pursuant to an Administration Agreement dated August 27, 1998 (collectively, the "Agreements").

         NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1. The Adviser agrees to waive its fees and reimburse expenses for the period from October 31, 2001 to March 1, 2003 to the extent necessary so that the total annual operating expenses for each of the Trust's series set forth on Exhibit A (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

         2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

         3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

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                                            MORGAN GRENFELL INVESTMENT TRUST

Attest:________________                     By:    ____________________
Name:    Amy M. Olmert                             Name:  Daniel O. Hirsch
                                                   Title: Secretary


                                            DEUTSCHE ASSET MANAGEMENT, INC.

Attest:  _______________                    By:    ____________________
Name:    Amy M. Olmert                             Name:  Richard T. Hale
                                                   Title: Vice President

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                                    Exhibit A

                                                   Total Fund Operating Expenses
                                                    (as a percentage of average
Fund                                                   daily net assets)

Fixed Income - Investment Class Fund                          0.80%
Fixed Income - Institutional Class Fund                       0.55%
Short-Term Fixed Income Fund - Institutional Class            0.55%
Municipal Bond Fund- Investment Class                         0.79%
Municipal Bond Fund- Institutional Class                      0.55%
Short-Term Municipal Bond Fund - Investment Class             0.80%
Short-Term Municipal Bond Fund - Institutional Class          0.55%
High Yield Bond Fund - Investment Class                       0.90%
High Yield Bond Fund - Institutional Class                    0.65%
High Yield Bond Fund - Class A Shares                         0.90%
High Yield Bond Fund - Class B Shares                         1.65%
High Yield Bond Fund - Class C Shares                         1.65%
High Yield Bond Fund - Premier Class                          0.50%
Total Return Bond - Premier Class                             0.45%
Total Return Bond - Institutional Class                       0.60%
European Equity Fund - Investment Class                       1.50%
European Equity Fund - Institutional Class                    1.25%
European Equity Fund - Premier Class                          0.95%
European Equity Fund - Class A Shares                         1.50%
European Equity Fund - Class B Shares                         2.25%
European Equity Fund - Class C Shares                         2.25%

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